EXHIBIT 23.3


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 19, 1996 in the Registration Statement (Form S-1 No. 33-00000) and the related Prospectus of Chaparral Resources, Inc. for the registration of 17,522,116 shares of its common stock.



                                           /s/Grant Thornton LLP

Denver, Colorado
April 27, 1998